UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 14, 2005
Pioneer Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31230	06-1215192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

700 Louisiana, Suite 4300, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 570-3200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 14, 2005, Pioneer Companies, Inc., a Delaware corporation (the “Company”), issued a press release (the “Press Release”) announcing, among other things, that Kent R. Stephenson resigned as the Company’s Vice President, General Counsel and Secretary effective January 31, 2006, unless he chooses to select an earlier effective date. A copy of the Press Release is attached as Exhibit 99.1 to this report.
     In connection with his resignation, Mr. Stephenson and the Company executed a Notice Letter on November 14, 2005 (the “Letter”) confirming the terms of his termination of employment. Pursuant to the Letter, Mr. Stephenson will act as a consultant to the Company for a six-month period following the completion of his active employment during which the Company will pay Mr. Stephenson an amount equal to his current salary as compensation for his consulting services. In addition, in accordance with the Pioneer Companies, Inc. Discretionary Severance Benefit Plan the Company will pay Mr. Stephenson one year of severance pay at his current salary, and during his severance period he will be eligible to participate in the Company’s employee benefits except the Company’s Long Term Disability Plan, 401(k) Program and Defined Contribution Pension Plan. Mr. Stephenson will also be entitled to a lump sum Enhanced Severance Payment in April 2006. If he continues his employment until January 31, 2006, this payment will equal the 2005 Shared Earnings Plan payment he would receive if he were to be an active employee of the Company when the 2005 payment is made. If his resignation is effective prior to January 31, 2006, the Enhanced Severance Payment will be pro-rated for the number of weeks of his active employment during 2005. In the Letter, Mr. Stephenson provided a general waiver and release from any claims against the Company.
Item 2.02 Results of Operations and Financial Condition.
     On November 14, 2005, the Company also issued a press release announcing its results for the quarter ended September 30, 2005 (the “Earnings Release”). A copy of the Earnings Release is attached as Exhibit 99.2 to this report. The information in the Earnings Release is being furnished, not filed, pursuant to Item 2.02 of Form 8-K. Accordingly, the information in the Earnings Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     In the Press Release, the Company also announced that Michael Y. McGovern, the Company’s President and Chief Executive Officer, has indicated to the Board of Directors of the Company (the “Board”) that he would like to discontinue his employment by the Company at some point during 2006. Mr. McGovern plans to continue his service as President and Chief Executive Officer until his successor has been elected. The Board has established a committee of independent directors and an executive search firm is being retained to find a successor to Mr. McGovern. In addition, the Company announced that Mr. McGovern was elected as Chairman of the Board, effective as of December 31, 2005, the effective date of the previously-announced resignation of David Weinstein from the Board.
Item 9.01. Financial Statements and Exhibits
       (c) Exhibits.

Exhibit Number	Description
99.1	Press Release issued November 14, 2005 announcing the anticipated departure of Michael Y. McGovern and the resignation of Kent R. Stephenson.
99.2	Press Release issued November 14, 2005, announcing 2005 third quarter results.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER COMPANIES, INC.
By:	/s/ Gary L. Pittman
Gary L. Pittman
Vice President and Chief Financial Officer

Dated: November 15, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued November 14, 2005 announcing the anticipated departure of Michael Y. McGovern and the resignation of Kent R. Stephenson.
99.2	Press Release issued November 14, 2005, announcing 2005 third quarter results.